MILESTONE SCIENTIFIC INC.

                                AGENCY AGREEMENT



                                                              February 4, 1997


GKN Securities Corp.
61 Broadway
New York, New York  10006

Gentlemen:

     Milestone Scientific Inc., a Delaware corporation ("Company"), proposes to offer for sale in a private placement ("Offering"), units ("Units") aggregating a minimum of $2,000,000 and a maximum of $4,000,000 of gross proceeds to the Company. Each Unit consists of one share of common stock, $.001 par value ("Common Stock"), and one Common Stock Purchase Warrant ("Warrant"). The per-Unit offering price ("Offering Price") will be 80% of the average of the closing bid price of the Common Stock on the twenty consecutive business days ending three business days prior to the closing of the Offering. Each Warrant will entitle the holder thereof to purchase one share of Common Stock during the three year period commencing on the closing of the Offering, at an exercise price equal to 150% of the per-Unit Offering Price. The Warrant will be issued in the form of Exhibit A ("Warrant Agreement") to the Offering Documents (as hereinafter defined). No fractional Units will be issued; instead, the Company will round up to the nearest whole number of Units, at no additional cost to the investor. The Units will be offered on a "best efforts, $2,000,000 minimum, $4,000,000 maximum" basis, in accordance with Section 4(2) and/or 3(b) of the Securities Act of 1933, as amended ("Securities Act"), and Rules 501-506 of Regulation D ("Reg D") promulgated thereunder, only to "accredited investors," as defined in Reg D. The minimum subscription amount will be $100,000, but subscriptions for amounts less than $100,000 may be accepted at the discretion of the Placement Agent (as defined hereinafter) and the Company.

     The Units, Common Stock and Warrants have the terms and conditions reflected in the Company's Confidential Investment Summary dated February 4, 1997 to be delivered to each purchaser of Units ("Investment Summary"). The Investment Summary, together with all exhibits thereto, including, but not limited to, the form of Common Stock Purchase Warrant, form of Subscription Agreement to be executed by each purchaser and the Company, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, will be referred to herein as the "Offering Documents." GKN Securities Corp. is sometimes referred to herein as "GKN" or the "Placement Agent." As used herein, the term "Warrants" include the "Extra Warrants" as defined herein.

I.   Appointment of Placement Agent; The Offering Period.

     1.1 Appointment of Placement Agent. You are hereby appointed exclusive Placement Agent of the Company during the offering period herein specified ("Offering Period") for the purpose of assisting the Company in placing the Units with purchasers who are qualified accredited investors ("Subscribers"). You hereby accept such agency and agree to assist the Company in placing Units with the Subscribers. Your agency hereunder is not terminable by the Company except upon termination of the Offering or breach by you of your material obligations hereunder.

     1.2 Offering Period. The Offering Period shall commence on the day the Offering Documents are first made available to you by the Company and shall continue until February 28, 1997; provided, however, that the Offering Period may be extended for an additional period not to exceed thirty-one (31) days by the mutual decision of the Company and the Placement Agent, without notice to any Subscriber. If, at any time during the Offering Period, subscriptions for not less than $2,000,000 and not more than $4,000,000 have been received and accepted by the Company (and funds in payment therefor have cleared the banking system), then, upon the mutual consent of the Company and the Placement Agent, a closing shall take place with respect to such accepted subscriptions ("Closing"). If subscriptions for at least $2,000,000 are not received and accepted (and funds in payment therefor cleared) prior to the end of the Offering Period (including any extension thereof), the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."


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

     1.3 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent may reasonably request in order to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

     1.4 Segregation of Funds. Each subscriber for Units shall tender to the Placement Agent a check payable to "GKN Securities Corp. -- Milestone Special Account" in the amount of the investment subscribed for, which funds shall be held by the Placement Agent in a segregated non-interest bearing bank account in accordance with Rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), as set forth in the Offering Documents.

     1.5 No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering, and the Placement Agent is not obligated in any way to purchase or sell the Units offered hereby.

2. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

     2.1 Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole. The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Offering Documents.

     2.2Authorized Capital. The Company is authorized to issue 10,000,000 shares of Common Stock, of which 4,633,350 shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. None of the holders of such outstanding shares of Common


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

Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued to the Subscribers and upon the exercise of the Warrants and Extra Warrants (as hereinafter defined) as set forth in the Warrant Agreement (collectively, "Warrant Shares") and to be issued pursuant to the Placement Agent Options (as herein defined) and the Warrants underlying the Placement Agent Options.

     2.3 No Preemptive Rights; Options; Registration Rights. Except as set forth on Schedule 2.3, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or other securities of the Company, under the Certificate of Incorporation or By-Laws of the Company or under any agreement or other outstanding instrument to which the Company is a party or by which it is bound. Except as set forth on Schedule 2.3, the Company does not have outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or otherwise to purchase or convert any obligation into, shares of Common Stock or other securities of the Company and the Company has not agreed to issue or sell any shares of Common Stock or other securities of the Company. Except as set forth on Schedule 2.3, no holder of any of the Company's securities has any rights, "demand," piggyback" or otherwise, to have such securities registered or to demand the filing of a registration statement.

     2.4 Financial Statements. The financial statements of the Company included in the Offering Documents ("Financials") fairly present the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the latest balance sheet included in the Financials (the date of such Financials being referred to as the "Balance Sheet Date"), (ii) those incurred in the ordinary course of business since the Balance Sheet Date and
(iii) as set forth on Schedule 2.4. Schedule 2.4 also sets forth all outstanding amounts due to any officers, directors or shareholders of the Company, or to any of their respective affiliates, including, but not limited to, accrued salaries, loans, etc.

     2.5 No Material Adverse Changes. Except as otherwise stated in the Offering Documents, since the Balance Sheet Date, there has not been any change in the condition, financial or otherwise, of the Company which could materially adversely affect its ability to conduct its operations as described in the Offering Documents.

     2.6 Subsidiaries. Except for the Subsidiaries set forth in Schedule 2.6, the Company has no subsidiaries and has no interest in, shares of capital stock of or right to acquire an interest in or shares of capital stock of any other corporation, limited liability company, partnership or other entity. The Company owns the outstanding capital stock of the Subsidiaries as set forth in Schedule
2.6 free and clear of all liens, charges and encumbrances of any kind whatsoever, and there are no outstanding rights to acquire, or directly or indirectly control the vote or transfer of, any of the capital stock of the Subsidiaries.

     2.7 Taxes. The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, "tax" or "taxes" include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto).

     2.8 Finder's Fees; Other Underwriters. The Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Placement Agent or the consummation of the Offering contemplated hereunder. The Company has not paid or issued any


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

monies, securities or other compensation to any member of the National Association of Securities Dealers, Inc. ("NASD") or to any associate or affiliate of such a member or to any other person in consideration for such person raising funds for the Company or providing consulting services to the Company during the previous 12 months, except payments made to the Placement Agent. The Company does not owe any monies or other obligations to any NASD member, associate or affiliate.

     2.9 No Pending Actions. Except as set forth in the Offering Documents, there are no actions, suits, proceedings, claims or hearings of any kind or nature existing or pending (or, to the best knowledge of the Company, threatened) or, to the best knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, to the Company's best knowledge, any state of facts which would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which might result in any material adverse change in the business, properties, financial position or results of operations of the Company, or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

     2.10 Private Offering Exemption; Offering Documents. The Offering Documents conform in all material respects with the requirements of Section 4(2) and/or 3(b) of the Securities Act and Rules 501-506 of Reg D and with the requirements of all other applicable rules and regulations of the Securities and Exchange Commission ("Commission") currently in effect relating to "private offerings." The Offering Documents contain all material statements which are required to be stated therein in accordance with such requirements and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Warrants and Placement Agent Options conform to the descriptions thereof contained in the Offering Documents. When any exhibit to the Investment Summary that was required to be filed with the Commission, was filed with the Commission pursuant to the Exchange Act or the Regulations promulgated thereunder or other applicable law, such exhibit complied in all material respects with the applicable provisions of the Exchange Act and the Regulations promulgated thereunder or other applicable law and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Reg D, (ii) the offer and the sale of the Units by the Placement Agent was made in compliance with Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and (iii) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by the Company) the sale of Units in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

     2.11 Due Authorization; Consents. The Company has full right, power and authority to enter into this Agreement and the Warrants, the Subscription Agreements and the Placement Agent Options to be entered into between the Company and the Subscribers and the Placement Agent, as the case may be, (collectively the "Offering Agreements") and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Offering Agreements has been duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Offering Agreements upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement or the Offering Documents, except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions and final action may have to be taken with respect to the listing of the Common Stock underlying the Units, the Warrant Shares and the Common Stock underlying the Placement Agent Options and the Warrants underlying the Placement Agent Options.

     2.12 Non-Contravention. The Company's execution and delivery of this Agreement and the Offering Agreements and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein will not (i) conflict with, or constitute a breach of, or a default under, the Certificate of Incorporation or By-Laws of the Company, or any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound; (ii) violate any existing applicable law, rule or regulation, or any judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business (collectively, "Laws"), except where such violation(s) would not have a material adverse effect, singly or in the aggregate, on the Company; or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business.

     2.13 Shares and Warrants. The shares of Common Stock included in the Units, the Warrant Shares and the shares of Common Stock underlying the Placement Agent Options and the Warrants issuable thereunder have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Subscription Agreements, the Warrants and Placement Agent Options, as the case may be, will be duly and validly issued, fully paid and non-assessable. The holders of the shares of Common Stock included in the Units and Warrant Shares and the shares of Common Stock underlying the Placement Agent Options and the Warrants issuable thereunder will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Common Stock, included in the Units, the Warrant Shares and the shares of Common Stock underlying the Placement Agent Options and the Warrants issuable thereunder have been duly and validly taken.

     2.14 No Right to Purchase. The issuance of the Units in the Offering and the Placement Agent Options and the Common Stock upon exercise of the Warrants, the Placement Agent Options and the Warrants issuable thereunder will not give any holder of any of the Company's outstanding shares of Common Stock, options, warrants or other convertible securities or rights to purchase securities of the Company (i) the right to purchase any additional shares of Common Stock or any other securities of the Company, or (ii) the right to purchase any securities at a reduced price.

     2.15 No Regulatory Problems. The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under
Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder;
(iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or subject to any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code or a temporary restraining order or preliminary injunction entered under
Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

     2.16 No Defaults. The Company is not in default in the performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except defaults which (singly or in the aggregate) would not have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws.

     2.17 Conduct of Business; Compliance with Law. The Company has all requisite corporate power and authority, and has all necessary Permits, to own or lease its properties and conduct its business as described in the Offering Documents. The Company has been operating its business in compliance with all such Permits. The disclosures in the Offering Documents concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact. The Company is in compliance with all Laws except where noncompliance, singly or in the aggregate, would not have a material adverse effect on the Company.

     2.18 Title to Property; Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts.

     2.19 Intangibles. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") used by the Company in its business or relating to products or services sold by the Company, and all such Intangibles are listed on Schedule 2.19. The Company's Intangibles which have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened and the Company has not received any notice of conflict with, the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business except as described in the Offering Documents. The Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company.

     2.20 Management Team. The background and other information concerning the officers and directors of the Company previously furnished to the Placement Agent and each of such person's responses to the Directors' and Officers' Questionnaires are true and accurate in all material respects.

     2.21 Material Contracts. Schedule 2.21 hereto contains a true and complete list of all contracts, agreements, instruments, leases, licenses, arrangements or undertakings of any nature, written or oral, of the Company ("Contracts") which involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $10,000 or which otherwise is material to the business or prospects of the Company (collectively, the "Material Agreements"). The Company has furnished the Placement Agent with true, correct and complete copies (or where oral, written descriptions) of all Material Agreements, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. Except as set forth on Schedule 2.21, each of the Material Agreements is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Material Agreement has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the knowledge of the Company, there is no plan, intention, or indication of any contracting party to a Material Agreement to cause termination, cancellation or modification of such Material Agreement or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company. The Company is not a party to, or bound by, any warranty agreement with respect to products sold or any contract, agreement, commitment or restriction which obligates the Company to perform services or to produce products unprofitably. The aggregate amount of all liabilities of the Company under Contracts which are not Material Agreements is not greater than $50,000.

     2.22 Exchange Act Reports. The Company is subject to the reporting requirements of the Securities and Exchange Act and has filed all reports and statements required thereunder or the rules and regulations promulgated by the Securities and Exchange Commission pursuant to that act, and each report and statement was true and complete in all material respects when filed.

     2.23 Subsidiaries. The representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each wholly and partially owned subsidiary, individually and taken as a whole with the Company and all subsidiaries, as if each representation and warranty contained herein made specific referenced to the subsidiary each time the term "Company" was used.

3. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants as follows:

     3.1 Due Incorporation. The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would not have a materially adverse effect on the business of the Placement Agent.

     3.2 Broker/Dealer Registration. The Placement Agent is registered as a broker-dealer under Section 15 of the Exchange Act.

     3.3 Good Standing. The Placement Agent is a member in good standing of the NASD.

     3.4 Sale In Certain Jurisdictions. Sales of Units by the Placement Agent will be made only in such jurisdictions in which (i) the Placement Agent is a registered broker-dealer or where


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

an applicable exemption from such registration exists and (ii) the Offering and sale of Units is registered under, or is exempt from, applicable registration requirements.

     3.5 Compliance with Laws. Offers and sales of Units by the Placement Agent will be made in compliance with the provisions of Rule 502(c) of Reg D and/or
Section 4(2) of the Securities Act, and the Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any payments for Units.

4.   Closing.

     4.1 Closing. At any time prior to the Termination Date and after the receipt (and clearance) of subscriptions for not less than $2,000,000 and not more than $4,000,000 of the Units which are accepted by the Company and the clearance of the funds representing the sale of such Units, upon the mutual consent of the Company and the Placement Agent that there should be a Closing, a Closing shall take place at the offices of Graubard Mollen & Miller ("GM&M"), 600 Third Avenue, New York, New York. At the Closing, payment for the Units issued and sold by the Company (by certified check payable to the order of, or by wire transfer to, the Company), less the amount deductible by the Placement Agent pursuant to Section 4.4 hereof, shall be made against delivery of certificates representing the shares of Common Stock and the Warrants included in the Units.

     4.2 Deliveries at Closing. At the Closing, and as a condition to such Closing, the Company shall deliver or cause to be delivered to the Placement
Agent:

          4.2.1 Opinions of Counsel. The opinion of Morse, Zelnick, Rose & Lander, dated as of the date of the Closing, to the effect that:

               (i) The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation or other entity and is in good standing under the laws of its state of organization and is duly qualified and in good standing in each jurisdiction in which it owns or leases any real property or the character of its operations requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole.

               (ii) Based on a review of the Certificate of Incorporation of the Company, and its corporate minute book and stock records, the Company is authorized to issue 10,000,000 shares of Common Stock, of which 4,633,350 shares are currently issued and outstanding. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the statutory preemptive rights of any holders of any security of the Company or, to the knowledge of such counsel, similar contractual rights granted by the Company. The options and warrants to purchase shares of Common Stock outstanding immediately before the Closing constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The offers and sales of Common Stock and options and warrants to purchase shares of Common Stock outstanding immediately before the Closing were at all relevant times either registered under the Securities Act and the applicable state securities laws or Blue Sky Laws or are exempt from the registration requirements thereof.

               (iii) The Company and each of the Subsidiaries has all requisite corporate power or other authority, and has all necessary Permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Investment Summary, and, to the knowledge of such counsel, is and has been doing business in compliance with all Permits, except where the failure to obtain or comply with any Permit would not have a material adverse effect on the Company or any Subsidiary.

               (iv) Except as set forth on Schedule 2.3 to this Agreement, there are no statutory preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock of the Company, or any such right or restriction under the Certificate of Incorporation or By-Laws of the Company or, to the best of such counsel's knowledge, under any agreement or other outstanding instrument to which the Company is a party or by which it is bound. To the best of such counsel's knowledge, except as set forth in Schedule 2.3, (A) no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company; and (B) the issuance of the Units in the Offering and the issuance of the Warrant

Shares upon the exercise of the Warrants, the issuance of the Placement Agent Options or the issuance of the Common Stock or Warrants included therein or the Common Stock issuable upon exercise of such Warrants will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's Common Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price.

               (v) In the course of the preparation of the Offering Documents, such counsel has participated in discussions with officers of the Company. Nothing has come to such counsel's attention which has caused such counsel to believe that the Offering Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express any opinion as to the Financial Statements and other financial or statistical data contained in the Offering Documents). The statements in the Offering Documents have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects. No statute or regulation or legal or governmental proceeding required to be described in the Offering Documents is not described as required, nor are any contracts or documents of a character required to be described in the Offering Documents not so described or filed as required. Assuming that (a) a proper Form D is filed in accordance with Rule 503 of Reg D, (b) the offer and the sale of the Units by the Placement Agent was made in compliance with Rule 502(c) of Reg D and (c) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts have not been independently verified by counsel), the sale of the Units is exempt from registration under the Securities Act and is in compliance with Reg D.

               (vi) The certificates representing the Common Stock, the Warrants and the Placement Agent Options are in proper legal form. The Common Stock, Warrants and Placement Agent Options conform in all respects to the descriptions thereof contained in the Investment Summary.

               (vii) The Company has all corporate power and authority to engage in and consummate the Offering and to execute and deliver the Offering Agreements and to carry out the provisions and conditions thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consents, approvals, authorizations or orders of, and no filing with, any court or governmental agency or body (other than such as may be required under applicable Blue Sky laws and the requirements for listing the Common Stock issuable in the Offering and upon exercise of the Warrants, Placement Agent Options and the Warrants underlying the Placement Agent Options) is required for the valid authorization, issuance, sale and delivery of the Common Stock and Warrants, the Placement Agent Options or the Common Stock issuable upon exercise of the Warrants, Placement Agent Options or Warrants underlying the Placement Agent Options, and the consummation of the transactions and agreements contemplated by the Offering Documents and the Offering Agreements.

               (viii) The Common Stock and Warrants included in the Units have been duly authorized and validly issued and the Common Stock included in the Units is, and Warrant Shares when issued and paid for will be, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Placement Agent Options have been duly authorized and validly issued, and the Common Stock and Warrants issuable upon exercise of the Placement Agent Options and the Common Stock issuable upon exercise of the Warrants, when issued and paid for, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. All corporate action required to be taken for the authorization, issuance and sale of the Units, Common Stock, Warrants and Warrant Shares and Placement Agent Options has been duly and validly taken. This Agreement, the Subscription Agreements and the other Offering Documents and Offering Agreements have been duly and validly authorized, executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (ix) The execution, delivery and performance by the Company of the Offering Documents and the Offering Agreements, the issuance and sale of the Common Stock, Warrants, Warrant Shares and Placement Agent Options, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets may be bound, (B) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company,
(C) violate any Law, except where such violation would not have a material adverse effect upon the Company, or (D) have a material effect on any Permit.

               (x) To the best of such counsel's knowledge, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary may be bound or to which any of its properties or assets is subject, except such defaults which, singly or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation of any term or provisions of its Certificate of Incorporation or By-Laws. To the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation of any Law, except where such violation would not have a material adverse effect on the Company or any Subsidiary, provided that this opinion does not extend to the matters covered by the opinions of Gottlieb, Rackman & Reisman, PC and Farkas & Manelli, P.L.L.C. dated the date hereof and addressed to you, copies of which are annexed hereto and to matters of state, local and foreign law applicable to the sale and use of the TAPS and SDS units and the disposal of medical waste that has been processed using a TAPS or SDS unit.

               (xi) To the best of such counsel's knowledge, the Company and each Subsidiary owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all intangibles and other rights necessary to conduct its business (including, without limitation, any such licenses or rights described in the Investment Summary as being licensed to or owned or possessed by the Company or a Subsidiary) and, to the best of such counsel's knowledge, there is no claim or action by any person pertaining to, or proceeding, pending or threatened which challenges the exclusive rights of the Company or a Subsidiary with respect to any intangibles used in the conduct of its business (including without limitation any such licenses or rights described in the Investment Summary as being owned or possessed by the Company or a Subsidiary).

               (xii) To the best of such counsel's knowledge, except as described in the Investment Summary, there are no claims, actions, suits, hearings, investigations, inquiries or proceedings of any kind or nature, before or by any court, governmental authority, tribunal or instrumentality, domestic or foreign, pending or threatened against or affecting the Company or a Subsidiary or involving the properties of the Company or a Subsidiary which may result in any material adverse change in the business, properties or financial condition of the Company or a Subsidiary, or which may adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

     4.2.2 Opinion of Patent Counsel. The opinion of Gottlieb, Rackman & Reisman, P.C. ("Patent Counsel"), dated as of the date of the Closing, to the effect that (A) the United States patents listed on Schedule 2.19 (1) are owned by the Company, and (2) are duly issued by the United States Patent and Trademark Office, and have been fully maintained and are in full force and effect, (B) to the best of Patent Counsel's knowledge, there is no claim or action by any person pertaining to or proceeding pending or threatened concerning, and there is no notice of conflict with, the asserted rights of others which challenges the exclusive right of the Company with respect to the United States patents listed on Schedule 2.19, (C) to the best of Patent Counsel's knowledge, the Company's patents listed on Schedule 2.19 do not conflict with, and the Company's products, services and processes do not infringe any proprietary rights held by any third party and no others have infringed on the Company's patents listed on Schedule 2.19, it being understood that no searches or market investigations have been undertaken by the Company or on its behalf to uncover any such patents or products, processes or services, and

(D) Patent Counsel has reviewed the Sections entitled "Risk Factors - Patent and Intellectual Property Protection" and "Business - Patents and Intellectual Rights" in the Offering Documents and (1) nothing has come to Patent Counsel's attention which has caused such counsel to believe that those Sections of the Offering Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (2) insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, such statements are correct in all material respects, it being understood that Patent Counsel is not passing on the accuracy or completeness of any reference in the Offering Documents to foreign patents, laws, rules or regulations.

     4.2.3 Opinion of Regulatory Counsel. The opinion of Farkas & Manelli, P.L.L.C. ("Regulatory Counsel"), dated as of the date of the Closing, to the effect that (A) the statements in the Offering Documents under the Sections entitled "Risk Factors - Government Regulation and FDA Approval," "Business - Products" and "Business - Government Regulation," insofar as they refer to or describe federal statues, laws, rules, regulations, requirements or procedures concerning or relating to the business or operation of the Company or its products, services or use of its products or services enforced in whole or in part by the United States Food and Drug Administration ("FDA"), United States Environmental Protection Agency ("EPA") or other federal authorities regulating medical devices or medical waste ("Laws and Procedures"), accurately and fairly present the information given, (B) that the Sections entitled "Risk Factors - Government Regulation and FDA Approval," "Business Products" and "Business - Government Regulation," do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, (C) to the best of Regulatory Counsel's knowledge, there is no pending or, threatened legal or governmental proceeding pertaining to or arising out of the Laws and Procedures to which the Company is a party which could materially adversely affect the business, operations, property or financial conditions of the Company, and (D) nothing has come to the attention of Regulatory Counsel indicating that the Company is not conducting its business as described in the Investment Summary in compliance with the Laws and Procedures.

     4.2.4 A certificate of the Company, signed by two executive officers thereof, stating (a) that the representations and warranties contained in
Section 2 hereof are true and
accurate at the Closing as applied to the Company with the same effect as though expressly made at the Closing, and (b) that the Company has complied with all covenants and agreements required to be complied with as of the Closing.

     4.2.5 Subscription Agreements signed by the Company and each of the Subscribers.

     4.2.6 The certificates representing the Common Stock and the Warrants included in the Units.

     4.2.7 Consents of any parties required to consummate this Offering and the transactions contemplated thereby.

     4.2.8 Lock-Up Agreements and Right of First Refusal Agreements, as contemplated by paragraphs (f) and (i) of the Letter of Intent, signed by the Company's officers, directors (which agreements are also effective against any family member or affiliate of any of the foregoing persons).

     4.2.9 Employment Agreements between the Company and Messrs. Len Osser and Greg Volok that are reasonably acceptable to the Placement Agent with expiration dates no earlier than December 31, 1999 and a non-competition provision extending two-years after termination of employment for Mr. Osser and 18 months after termination of employment for Mr. Volok; and evidence of key-man insurance on each of Messrs. Osser and Volok in the amount of $1,000,000.

     4.2.10 Copy of letters to DTC and the Company's transfer agent requesting that the Placement Agent be provided copies of the Company's daily stock transfer sheet and lists of the beneficial and record holders of the Company's securities, at the Company's sole cost and expense.

     4.2.11 Copy of acceptance for listing of additional shares for the Common Stock to be issued at the Closing from The Nasdaq Stock Market.

     4.2.12 Release by LenRon Realty, Inc. of lease obligations of Spintech in respect of all property leased by Spintech from LenRon Realty, Inc.

     4.2.13 Such other closing documents as shall be reasonably requested by the Placement Agent or GM&M.

     4.3 Conditions. The obligations of the Placement Agent under this Agreement shall be subject to the following conditions:

          (i) All representations and warranties of the Company set forth in this Agreement are true and accurate as of the date of the Closing; and

          (ii) The Company has complied with all covenants and agreements required to be complied with as of the date of the Closing.

     4.4 Placement Agent's Fees and Expenses. At the Closing, the Company shall pay to the Placement Agent a commission equal to 10% of the aggregate purchase price of the Units sold in the Offering. In order to reimburse the Placement Agent for its expenses incurred in connection with the Offering, at the Closing, the Company also shall pay to the Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units (less $20,000 paid on account) sold in the Offering. On or before the Closing, the Company shall pay the fees and disbursements of GM&M referred to in Section 5.3 below in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate and the other expenses of the offering that are referred to in Section 5.3 below. All the foregoing amounts are payable directly to the parties who are owed same by deduction from the aggregate purchase price of the Units sold.

     4.5 Placement Agent Options. At the Closing, the Company shall issue to the Placement Agent and its designees, five-year options ("Placement Agent Options") to purchase a number of Units equal to 10% of the Units sold in the Offering, exercisable at a purchase price equal to the per-Unit Offering Price, at any time until the fifth anniversary of the Closing. The Units purchasable under the Placement Agent Options will be identical to the Units sold to the Subscribers. The Placement Agent Option will contain registration rights with respect to the shares underlying the Placement Agent Options and Warrants issuable upon exercise of the Placement Agent Options identical to the registration rights granted to the Subscribers in the Offering.

5. Covenants. The Company covenants and agrees that:

     5.1 Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the reasonable opinion of GM&M or counsel for the Company, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to GM&M.

     5.2 Use of Proceeds. The net proceeds of the Offering will not be used to repay any indebtedness for borrowed funds or any indebtedness to officers, directors or affiliates of the Company.

     5.3 Expenses of Offering. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing, delivering and, where necessary, filing the Offering Documents, including all amendments and supplements thereto, this Agreement, the Subscription Agreement, Warrants and Placement Agent Options and related documents, all in quantities as the Placement Agent may reasonably require; preparation of transaction "bibles" in such quantities as the Placement Agent may reasonably request; the costs of "due diligence meetings" held by the Company; preparation and printing of stock and warrant certificates; and the fees and disbursements of GM&M in connection with blue sky matters (which fees (excluding disbursements) shall be approximately $20,000), plus "blue sky" filing fees to be paid in the various states (as such fees become due) and transfer taxes and transfer and warrant agent fees. The Company shall pay International

Business Research (U.S.A.), Inc. ("IBR") the sum of $7,500 in respect of the investigative due diligence search conducted by IBR on its behalf (which amount shall be deducted from the non-accountants expense account provided in Section
4.4 hereof).

     5.4 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. The Company further agrees to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all other things necessary, proper or advisable to prepare the registration statement necessary to file with the Commission in connection with the proposed initial public offering and have such registration statement declared effective by the Commission.

     5.5 Capitalization. The Company will not change its current capitalization or issue any shares of capital stock or any options, warrants or other securities convertible into or exchangeable for shares of Common Stock, other than as contemplated in the Letter of Intent, without the consent of the Placement Agent prior to the earlier of the effectiveness or abandonment of the proposed initial public offering.

     5.6 Restriction on Sales of Securities. The Company will not permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Securities
Act) owned or to be owned of record, or beneficially owned by any of the Company's officers or directors, or by any family member or affiliate of any of the foregoing persons (collectively, "Insiders") for a period commencing on the Closing and terminating on November 3, 1997 without obtaining the prior written approval of the Placement Agent (and, if required by applicable state blue sky laws, the securities commissions in any such states). The Company agrees to cause each Insider to execute a separate agreement with the Placement Agent to the above effect and deliver such agreement to the Placement Agent at the Initial Closing. Such agreement shall also provide that during the two-year period following the Closing, the Placement Agent shall have the right to purchase for its account or to sell for the account of the Insiders any securities sold by the Insiders on the open market, including sales pursuant to Rule 144 under the Securities Act and each Insider will agree to consult with the Placement Agent with regard to any such sales and will offer the Placement Agent the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the Insiders as they can secure elsewhere; provided that if the Placement Agent fails to accept any such proposal from an Insider within one business day after receipt of a notice containing such proposal, then the Placement Agent shall have no claim or right with respect to any such sales contained in any such notice unless such proposal is modified in any material respect in which event the Insiders shall adopt the same procedure as with respect to the original proposal.

     5.7 Key-Person Insurance. Prior to the Closing, the Company shall purchase key-person life insurance naming the Company as a beneficiary on the lives of Len Osser and Gregory Volok in the amount of at least $1,000,000.

     5.8 Review of Compensation. During the period of three years after the Closing, the Company will establish a compensation committee, of which the majority are independent directors, and this committee must approve all compensation and other employment arrangements of the officers, directors and affiliates of the Company and its Subsidiaries.

     5.9 Right of First Refusal. The Company hereby grants to the Placement Agent a right of first refusal to underwrite or place any public or private sale of debt or equity securities ("Future Offering") of the Company or any subsidiary or successor of the Company, for which the Company engages a placement or selling agent or underwriter, during the two-year period following the Closing. If the Placement Agent fails to accept in writing any proposal for such Future Offering within 30 days after receipt of a written notice from the Company containing such proposal, then the Placement Agent shall have no claim or right with respect to such Future Offering, except as set forth below. If, thereafter, the terms of the Future Offering are modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposal. Notwithstanding the foregoing, if the Placement Agent elects not to exercise this right of first refusal with respect to any Future Offering which is an underwritten public offering, then the Company shall, at the Placement Agent's request, arrange for (i) the Placement Agent to be afforded the opportunity to participate in the underwriting syndicate for such Future Offering at a level immediately below the managing underwriter(s) or at such other level below the managing underwriter(s) as the Placement Agent shall select; and (ii) the Placement Agent, in its sole discretion, to be afforded the opportunity to purchase, as a member of the selling group for such Future Offering, the largest allocation provided to any member of the selling group.

     5.10 Designee to the Board of Directors. For a period of three (3) years from the Effective Date, the Placement Agent shall have the right to designate a person to serve on the Company's Board of Directors, such person to be subject to the Company's approval, which shall not be unreasonably withheld. The Company will appoint such designee to the Board promptly after the Placement Agent designates such person and shall recommend and use its best efforts to have such designee elected at each annual or other meeting held after such appointment during the three-year period, at which directors of the Company are to be elected. Such designee shall receive no more or less compensation than is paid to other non-management directors of the Company. To the extent permitted by law, the Company will agree to indemnify the Placement Agent and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will, if possible, include each of the Placement Agent and its designee as an insured under such policy. The Company agrees to give the Placement Agent written notice of each such meeting of the board of directors and to provide the Placement Agent with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

     5.11 Accuracy of Representations and Warranties. The Company hereby agrees that prior to the Termination Date it will not enter into any transaction or take any action, and will use its best efforts to prevent the occurrence of any event, which could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     5.12 Warrant Solicitation and Warrant Solicitation Fee.

          5.12.1 The Company hereby engages the Placement Agent, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants (including Extra Warrants). The Company, at its cost, will (i) assist the Placement Agent with respect to such solicitation, if requested by the Placement Agent and (ii) provide the Placement Agent, and direct the Company's transfer and warrant agents to deliver to the Placement Agent, lists of the record, and to the extent known, beneficial owners of the Warrants. The Company shall instruct the transfer and warrant agents to cooperate with the Placement Agent in every respect in connection with the Placement

Agent's solicitation activities, including, but not limited to, providing to the Placement Agent, at the Company's cost, a list of record and beneficial holders of the Warrant and providing disclosure documents, where necessary, to holders of the Warrants at the time of exercise of the Warrants.

          5.12.2 In each instance in which a Warrant is exercised, the Company shall promptly give written notice of such exercise to the Placement Agent. If, upon the exercise of any Warrant, (i) the market price of the Company's Common Stock is greater than the Warrant exercise price, (ii) disclosure of compensation arrangements was made at the time of offering and of exercise (as required by applicable law, rule or regulation), (iii) the exercise of the Warrant was solicited by the Placement Agent, (iv) the Warrant was not held in a discretionary account, and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Exchange Act, then the Company shall, upon exercise of the Warrant, pay from the proceeds received upon exercise of the Warrant a fee of 5% of the Warrant exercise price to the Placement Agent, provided that the Placement Agent delivers to the Company a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied. The Placement Agent may, at any time during business hours, examine the records of the Company, including its ledger of original Warrant certificates returned to the Company upon exercise of Warrants.

     5.13 Listing of Securities. The Company shall apply for listing, and obtain such listing, for the shares of Common Stock issuable upon exercise of the Warrants, the Placement Agent Options and the Warrants underlying the Placement Agent Options on The Nasdaq Stock Market and each exchange on which the Common Stock is listed, at the earliest time that such listing may be obtained in accordance with the rules and regulations of The Nasdaq Stock Market and the exchange and maintain such listing until the seventh anniversary of the date of Closing.

6. Registration Rights; Subscriber Lockup.

     6.1 Registration Rights. As additional consideration for this Agreement and the transactions contemplated hereby, the Company agrees with the Placement Agent and will agree with each Subscriber, as the case may be, to register for resale under a Registration Statement ("Registration Statement") pursuant to the Securities Act and the Blue Sky or state securities laws of states reasonably selected by the Placement Agent, the Common Stock comprising the Units and the Common Stock underlying the Warrants, the Placement Agent Option and the Warrants underlying the Placement Agent Option ("Registrable Securities"). The Company agrees that the Registration Statement will be filed on or before April 30, 1997. The Company agrees to use its best efforts to have the Registration Statement declared effective by the 75th day after the filing of the Registration Statement (" Target Date"). If the Company shall either fail to so file the Registration Statement or to use it best efforts to have the Registration Statement declared effective by the Target Date, and the Registration Statement is not declared effective by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the twentieth monthly anniversary of the Target Date, the Company shall issue to each Subscriber (or his successor or transferee), Warrants ("Extra Warrants") to purchase a number of shares of Common Stock equal to 5% of the number of Units purchased by the Subscriber (or his successor or transferee) in the Offering. The Extra Warrants shall have the same terms as the Warrants included in the Units. To the extent that the Company issues any Extra Warrants or is obligated to issue any Extra Warrants, the Common Stock underlying such Extra Warrants will be included in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold ir can be sold freely under an appropriate exemption from the securities laws of the United States and the states, without limitation. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement, including the fees (at regular hourly rates, but no more than $5,000 and expenses) of one special counsel for the Subscribers, which shall be GM&M. The Company agrees with the Placement Agent and the Subscribers that it will provide copies of the Registration Statement (including each amendment and supplement) to GM&M at least 10 days prior to its planned filing date with the Commission, and consult with GM&M concerning the timing of filings and issues and comments from regulatory authorities relating to the Registration Statement. The registration rights granted in respect of the Registrable Securities shall inure to the benefit of each pledgee, assignee, transferee or purchaser of the Registrable Securities and each successor and heir of the Subscribers, Placement Agent and the holders of the Placement Agent Options.

     6.2 Lockup by Subscribers. Notwithstanding the foregoing, each Subscription Agreement will provide that each Subscriber will not sell any of the securities of the Company


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

purchased in the Offering or any of the Warrant Shares for a period of one year after the Closing, without the prior written consent of the Placement Agent.

7. Indemnification and Contribution.

     7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (vi) any untrue statement or alleged untrue statement of a material fact contained
(A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (vii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Agreements, or (viii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Placement Agent and the Company or the Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent which is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (collectively, (i) and (ii) above are referred to as the "Non-Indemnity Events").

     7.2 Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event.

     7.3 Procedure. Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     7.4 Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and the non-accountable expense allowance, but before deducting other expenses) received by the Company bear to the commissions and non-accountable expense allowance received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7.5 Equitable Considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     7.6 Attorneys' Fees. The amount payable by a party under this Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

8. Termination by Placement Agent. The Placement Agent shall have the right to terminate this Agreement at any time prior to the Closing, (i) information comes to the Placement Agent's attention relating to the Company, its management or its position in the industry which would preclude a successful offering in the Placement Agent's opinion; (ii) a material adverse change not yet reported by the Company in its public filings has occurred in the financial condition, business or prospects of the Company (it is acknowledged by the Placement Agent that continued losses by the Company of approximately the same magnitude as previously reported shall not be deemed to be material adverse changes); or
(iii) the Company has breached any of its material representations, warranties or obligations hereunder, or continually failed to expeditiously proceed with the Offering. If the Placement Agent elects not to proceed with the Offering as a result of any of the conditions enumerated in clauses (ii) through (iii) above, and the Company consummates a private or public equity or debt financing (excluding bank financing) within 12 months of such election, or if the Company elects not to proceed with the Offering for any reason, then the Company shall reimburse the Placement Agent in full for its reasonable out-of-pocket expenses (including, without limitation its legal fees and disbursements), against which any amount paid under the Letter of Intent, dated December 13, 1996 ("Letter of Intent") to the Placement Agent shall be applied as a credit. In the event the Placement Agent elects not to proceed with the Offering as a result of the conditions enumerated in clause (i) above, the Placement Agent shall be entitled to retain the amount paid under the Letter of Intent, but the Company shall not be liable to the Placement Agent for any other expenses of the Placement Agent. The provisions of Sections 7 and 8 of this Agreement shall survive the termination of this Agreement for any reason.

9. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to GKN Securities Corp., 61 Broadway, 12th Fl., New York, New York 10006, Attention: Deborah S. Novick, Senior Vice President, Investment Banking (Fax No. 212-509-5186); with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention:
David Alan Miller, Esq. (Fax No. 212/818-8881); if to the Company, to Milestone Scientific Inc., 44 Kean Road, Short Hills, New Jersey 07078, Attention: Mr. Len Osser, President (Fax No. 201/379-5411); with a copy to Morse, Zelnick, Rose & Lander, 450 Park Avenue, New York, New York 10022, Attention: Mr. Stephen Zelnick (Fax No. 212/838-9190); or, in each case, to such other address as the parties may hereinafter designated by like notice.

10. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Section 7.1 and 7.2 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

11. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

12. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

15. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

16. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

17. Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company (iv) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (v) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (vi) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

18. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive execution of this Agreement and delivery of the Units and/or the termination of this Agreement prior thereto.


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

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                           Very truly yours,

                                           MILESTONE SCIENTIFIC INC.




                                           By: /s/Len Osser
                                               ---------------------
                                               Len Osser, President

AGREED:

GKN SECURITIES CORP.



By: /s/Deborah S. Novick
    ------------------------
    Deborah S. Novick
    Senior Vice President


                                       34